RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS
                                            AFFIRMATIVE                WITHHOLD
    Kathleen Blatz                         457,211,553.83           20,895,386.02
    Arne H. Carlson                        457,453,717.39           20,653,222.46
    Patricia M. Flynn                      457,732,598.12           20,374,341.73
    Anne P. Jones                          457,454,161.07           20,652,778.78
    Jeffrey Laikind                        457,422,715.50           20,684,224.35
    Stephen R. Lewis, Jr.                  457,549,249.37           20,557,690.48
    Catherine James Paglia                 457,865,915.85           20,241,024.00
    Vikki L. Pryor                         458,112,891.55           19,994,048.30
    Alan K. Simpson                        453,534,339.64           24,572,600.21
    Alison Taunton-Rigby                   456,216,026.17           21,890,913.68
    William F. Truscott                    456,599,154.78           21,507,785.07
AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE
MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION
             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           443,406,957.01      25,326,009.25      9,373,973.59           0.00
APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC
             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           449,625,401.37      19,560,728.03      8,920,810.45           0.00
APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION
             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           448,770,677.18      22,800,590.06      6,535,672.61           0.00
LENDING
             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           444,752,135.75      23,064,680.08      10,290,124.02          0.00
BORROWING
             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           439,988,288.72      26,165,573.16      11,953,077.97          0.00